Series 4

72DD1/72DD2

Class A $11, Class C $12, Class I $ 426

73A1/73A2

Class A $0.135, Class C $0.098, Class I $0.147

74U1/74U2

Class A 23, Class C 68, Class I 2,906

74V1/74V2

Class A $9.97, Class C $9.95, Class I $9.96

Series 5

72DD1/72DD2

Class A $100, Class C $9, Class I $61, Class R6 $5,095

73A1/73A2

Class A $0.527, Class C $0.459, Class I $0.548, Class R6 $0.558

74U1/74U2

Class A 189, Class C 21, Class I 40, Class R6 8,815

74V1/74V2

Class A $9.79, Class C $9.77, Class I $9.78, Class R6 $9.80

Series 6

72DD1/72DD2

Class A $12, Class C $0, Class I $559, Class R6 1

73A1/73A2

Class A $0.032, Class C $0.0, Class I $0.060, Class R6 $0.061

74U1/74U2

Class A 295, Class C 274, Class I 10,524, Class R6 10

74V1/74V2

Class A $9.74, Class C $9.61, Class I $9.77, Class R6 $9.77

Series 7

72DD1/72DD2

Class A $3, Class C $1, Class I $56

73A1/73A2

Class A $0.196, Class C $0.122, Class I $0.217

74U1/74U2

Class A 35, Class C 15, Class I 538

74V1/74V2

Class A $9.39, Class C $9.36, Class I $9.40